UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 24, 2014

WALL STREET MEDIA CO., INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

333-163439	26-4170100
(Commission File Number)	(IRS Employer Identification No.)

40 Wall Street, 28th Floor
New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

(877) 222-0205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 24, 2014, Wall Street Media Co., Inc. (the “Company”) executed a promissory note (the “Note”) in favor of Landmark Pegasus, Inc. (“Landmark”) in the amount of $20,000, in exchange for delivery to the Company by Landmark of $20,000. All outstanding principal and accrued and unpaid interest on the Note is payable in full upon demand by Landmark. The Note bears interest at a rate of 4% per annum.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information called for by this Item 2.03 is contained in Item 1.01 hereof and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Promissory Note dated November 24, 2014 made by Wall Street Media Co., Inc. in favor of Landmark Pegasus, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WALL STREET MEDIA CO., INC.

Date: November 25, 2014	By:	/s/ Jerrold D. Burden
Jerrold D. Burden
President, Chief Executive Officer and Chief Financial Officer